Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

MDB Capital Holdings, LLC

Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated November 10, 2022, relating to the consolidated financial statements of MDB Capital Holdings, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

December 28, 2022